EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Springfield Financial, Inc.
Wellington, FL

We have issued our report dated April 26, 2005, accompanying the financial statements of Springfield Financial, Inc. in Form 10-SB. We consent to the use of the aforementioned report in the Registration Statement.



/s/ Miller and McCollom
-----------------------
MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033

June 20, 2005

























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